Exhibit 99.1
CONFIDENTIAL TREATMENT: Portions of this contract are subject to a request for confidential treatment sent on July 8, 2010 to the Securities and Exchange Commission. The material omitted from the public filing is indicated by the following notation:
{****}
ITEM PROCESSING AND OTHER SERVICES AGREEMENT
Parties and Effective Date
          This Item Processing, and Other Services Agreement (together with the General Terms and Conditions attached hereto, the “Agreement”) is dated and effective as of July 1, 2010 (hereinafter the “Effective Date”), by and between FIDELITY INFORMATION SERVICES, INC., an Arkansas corporation, with offices located at 601 Riverside Ave, Jacksonville, FL 32204 (hereinafter “FIS”) and INDEPENDENT BANK CORP., with offices located at 288 Union Street, Rockland, Massachusetts 02370 (hereinafter “Client”), and applies to the Services provided herein and is primarily for the purposes of processing the items of, and the other services described below to, the Client’s wholly-owned bank subsidiary Rockland Trust Company (“Rockland Trust”). In the event of a conflict or inconsistency between this portion of the Agreement and the General Terms, the provisions of this portion of the Agreement shall control.
          The term “Client” shall also include, to the extent necessary to confer any of the rights and benefits associated with this Agreement, Rockland Trust and its current subsidiaries Rockland Borrowing Collateral Securities Corp., Rockland Deposit Collateral Securities Corp., Taunton Avenue Securities Corp., Rockland Trust Community Development Corporation, Rockland Trust Community Development LLC, Rockland Trust Community Development Corporation II, Rockland Trust Community Development III LLC, Rockland Trust Community Development IV LLC, Rockland Trust Phoenix LLC, Compass Exchange Advisors LLC, and Bright Rock Capital Management LLC, and the Client’s other current subsidiaries in addition to Rockland Trust, namely Independent Capital Trust V and Slade’s Ferry Statutory Trust I (hereinafter collectively the “Client-Affiliated Entities”). The term “Client-Affiliated Entities” shall also include any future wholly-owned subsidiaries of Client, subject to the provisions of Section 17 of this Agreement.
          While the Client-Affiliated Entities are entitled to any of the rights and benefits that the Client possesses under this Agreement, the Client-Affiliated Entities shall bear no responsibility for any financial or other obligations, arising under this Agreement; provided, however, that Client and the Client-Affiliated Entities shall at all times be subject to the confidentiality obligations set forth in this Agreement. Client shall be solely responsible for any financial or other obligations arising from this Agreement.
Agreement Supersedes and/or Terminates Other Contracts
          This Agreement supersedes and, to the extent necessary to do so, terminates the following prior contracts between the parties and/or their related entities:
•	The Amendment signed on or about June 21, 2008 regarding item processing and Commercial Capture Services (the “Capture Amendment”) to the November 1, 2004 On-Site Outsourcing Agreement between the parties (the “Core Processing Contract”); and,

•	The Print and Mail Services Schedule between FIS Output Solutions, LLC and Rockland Trust signed on or about October 20, 2009.
(collectively, the “Superseded Agreements”). The parties, to the extent necessary to do so, agree that the Superseded Agreements have been terminated and are null, void, and of no further legal effect as of the Effective Date, without any further rights or obligations, financial or otherwise, on the part of either party provided that Client and/or Client’s related entities shall pay all outstanding amounts due and payable to FIS and/or its related entities pursuant to the Superseded Agreements. For the sake of clarity and the avoidance of doubt, the parties acknowledge that only the Capture Amendment is included in the Superseded Agreements and that the remainder of the Core Processing Contract, as otherwise amended, remains in full force and effect.
Agreement
          For good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:
1. Item Processing and Other Services. FIS will provide to Client the item processing services and other services described in this Agreement and in the Exhibits and Attachments which are attached to, incorporated into, and made an integral part of this Agreement.
2. Term. This Agreement is effective as of the date set forth above in the Preamble (“Effective Date”) and shall remain in effect for an initial period of five (5) years following the Commencement Date.
3. Commencement. FIS and/or its affiliates shall continue to provide Print and Mail and Commercial Capture Xpress Services to Client under the terms so this Agreement as of the Effective Date. The commencement date for the other services identified in Attachment 1 to this Agreement (collectively the “Item Processing Services”) shall be the earlier of the date on which Client converts to them or February 1, 2011 (or such other date as the parties may agree to in writing)(hereinafter “Commencement Date”). For Services and/or Optional Features not in production as of the Effective Date, the following terms shall apply:
     3.1 Client’s item processing operations shall convert to the Item Processing Services as soon as reasonably practical following the Effective Date, and Client shall dedicate sufficient resources, including the assignment of adequate personnel, to commence the Item Processing Services by no later than February 1, 2011 (or such other date mutually agreed upon by the parties).
     3.2 Client shall timely deliver any Data or other information necessary to commence the Service in an electronic form and format approved by FIS consistent with the generally accepted requirements of a high-speed item processing operation.
     3.3 FIS may postpone conversion of Client’s Data if Client fails to timely provide required information.
4. Responsibilities of the Parties.
          FIS and Client shall be responsible for the following.
     4.1 Data.
          4.1.1 FIS shall not be responsible for the accuracy, completeness or authenticity of any Data furnished by Client or other third party, and shall have no obligation to audit, check or verify that Data. FIS, however, shall bear the risk of loss for the transmission of Data for so long as the Core Processing Contract, as amended, remains in effect. If any Data submitted by Client or a third party to FIS is incorrect, incomplete or not in the required format, FIS may require Client to resubmit the Data or FIS may correct the Data and bill Client its then current rates for performing those corrections. FIS shall attempt to notify Client prior to Client incurring such expense.
          4.1.2 FIS shall store Item Data on electronic media and maintain item images for a period of {****}. Pricing for electronic media retention shall be stated in a pricing attachment agreed to by the parties. Client shall maintain a copy of all Data submitted to FIS (whether directly or through a third party) to permit reconstruction if ever required. Client assumes all risk and expense associated with Data reconstruction, except for those expenses incurred as a direct consequence of FIS’ breach of contract, negligence or willful misconduct that results in the failure to accurately transmit Data. If Data reconstruction is ever required, the parties must mutually agree on a schedule for that reconstruction.
          4.1.3 Client will ensure all Items and other documents or media which FIS may be required to process under this Agreement are in a format acceptable to FIS and contain, in machine readable form, the

Data and information required by FIS, and validate that appropriate personnel of Client are properly trained to utilize the Item Processing Service.
          4.1.4 For services performed under Commercial Capture Express, Client authorizes FIS to create, process and post entries on Client’s behalf, including any adjustments or corrections necessary to timely process Data. FIS shall promptly report any adjustments or corrections that were made to Client. FIS may, upon reasonable advance notice to Client, establish, modify or substitute equipment, processing priorities, programs or procedures as reasonably necessary to accommodate processing demand for Commercial Capture Express as long as the same do not adversely affect processing times or service levels.
          4.1.5 FIS agrees to provide and maintain adequate backup files on magnetic media of Client data and all programs utilized to process Client’s data.
     4.2 Item Processing Services. FIS shall provide the Item Processing Services to Client in accordance with the applicable portions of Exhibit A and Exhibit B.
          4.2.1 Client shall: (i) cooperate with FIS in its performance of the Item Processing Services, and provide FIS with information, management decisions, regulatory interpretations and policy guidelines as reasonably required; (ii) appoint FIS as its agent for purposes of receiving Items from and returning Items to clearing organizations; (iii) notify all appropriate third parties of such appointment and pay or reimburse FIS for any charges payable to such clearing organizations for, or required as a condition to, receiving or returning Items.
          4.2.2 Client shall be solely responsible for: (i) verifying dates, signatures, amounts, authorizations, endorsements, payment notices, collection times, fees and charges imposed by Client on its Customers and other similar matters on all Items delivered to FIS; (ii) placing stop payments and holds on depository accounts maintained by Customers (“Accounts”); and (iii) determining the correctness of all magnetic ink inscribed or appearing on Items, regardless of by whom or when inscribed. Client shall provide all information reasonably required by FIS concerning accounts offered by Client to its Customers and internal Client general ledger accounts. Client will forward any “on-us” or imaged Items that are posted by or on behalf of Client directly to FIS without entering them into the clearing process.
5. Other Services: Branch Capture Xpress, Image Interface Access, Forensic Signature Verification. TRIPS Automated Returns, Commercial Capture Xpress, Xpress Deposit, and Print and Render. FIS shall provide the following additional services to Client in accordance with the applicable portions of Exhibit A and Exhibit B and the applicable terms and conditions set forth below:
     5.1 Branch Capture Xpress {****}.
     5.2 Image Centre is the software used to provide Item Processing
     5.3 Image Interface Access {****}.
     5.4 Forensic Signature Verification {****}.
     5.5 TRIPS Automated Returns {****}.
     5.6 Print and Render Service {****}.
     5.7 Commercial Capture Xpress {****}.
     5.8 Xpress Deposit {****}.
6. Security Standards. FIS has implemented and shall maintain appropriate administrative, technical and physical safeguards with respect to Client’s Proprietary Information. Further, FIS will adhere to such additional security measures with respect to Client’s customer information as Client may from time to time determine in its reasonable judgment are necessary. If implementation and/or adherence to such additional security measures increases FIS’s costs of operation, Client and FIS will discuss and mutually agree upon an appropriate reimbursement for FIS.
7. Confidentiality and Data Security.
     7.1 Each party shall treat information received from the other that is designated as “confidential” at or prior to disclosure (“Confidential Information”) as strictly confidential. FIS designates all information relating to the Services, Third Party Services, Software, Deliverables, Specifications and the terms of the Agreement as its Confidential Information. Client designates non-public financial information that is personally identifiable to a Customer (referenced in the Gramm-Leach-Bliley Act of 1999 as “Non-public Personal Information” or “NPI”) as its Confidential Information.
     7.2 Each party shall: (i) restrict disclosure of the other party’s Confidential Information to employees and agents solely on a “need to know” basis in accordance with the Agreement; (ii) advise its employees and agents of their confidentiality obligations; (iii) require agents to protect and restrict the use of the other party’s Confidential Information; (iv) use the same degree of care to protect the other party’s Confidential Information as it uses to safeguard its own Confidential Information of similar importance; (v) establish procedural, physical and electronic safeguards, designed to meet the objectives of the FFIEC Interagency Guidelines, to prevent the compromise or unauthorized disclosure of Confidential Information; and (vi) notify the other party of any unauthorized possession or use of its Confidential Information as soon as possible following notice of that unauthorized use or possession. FIS shall promptly notify Client of any incident that has resulted or is likely to result in the misuse of NPI, and shall comply with all Laws regarding NPI that are applicable to it as a third party processor. FIS shall adhere to the privacy policies and security measures to protect the Non-public Personal Information of Client’s customers imposed pursuant to Title V of the Gramm-Leach-Bliley Act of 1999 and Massachusetts data privacy laws and regulations, including Mass. G.L. c. 93H, 201 C.M.R. §17 (Standards for the Protection of Personal Information of Residents of the Commonwealth), and any other Massachusetts data privacy law and regulations which may subsequently be enacted and issued, all as they may be modified from time to time. FIS shall not send or store any Non-public Personal Information of Client’s customers outside of the United States.
     7.3 Confidential Information shall remain the property of the party from or through whom it was provided. Except for NPI, neither party shall be obligated to preserve the confidentiality of any information that: (i) was previously known; (ii) is a matter of public knowledge; (iii) was or is independently developed; (iv) is released for disclosure with written consent; or (v) is received from a third party to whom it was disclosed without restriction. Disclosure of Confidential Information shall be permitted if it is: (a) required by law; (b) in connection with the tax treatment or tax structure of the Agreement; or (c) in response to a valid order of a U.S. court or other governmental body, provided the owner receives written notice and is afforded a reasonable opportunity to obtain a protective order. Upon partial termination of this Agreement with respect to one or more services, each party shall destroy the other party’s Confidential Information relating exclusively to that service according to written instructions received by the party disclosing such Confidential Information, or if the other party that received such Confidential Information declines to follow such instructions, said Confidential Information shall be returned to the disclosing party. Upon termination of the Agreement, each party shall destroy any remaining Confidential Information of the other party in the same manner or, return it to the disclosing party at its expense.
8. Force Majeure, Time of Performance and Increased Costs and Error Correction.
     8.1 Neither party shall be held liable for any delay or failure in performance of all or a portion of the Services of any part of this Agreement from any cause beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, government regulations, government agencies, delay or failure to receive any required government approvals, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, power blackouts affecting facilities unusually severe weather conditions, (the “Affected Performance”). Upon the occurrence of a condition described in this Section 8.1, the party whose performance is affected shall give written notice to the other party describing the Affected Performance, and the parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact, on both parties, of such condition, including, without limitation, implementing the disaster recovery services. The parties agree that the party whose performance is affected shall use commercially reasonable efforts to minimize the delay caused by the force majeure events and recommence the Affected Performance. In the event the delay caused by the force majeure event lasts for a period of more than 30 days, the parties shall negotiate an equitable modification to this Agreement with respect to the Affected Performance. If the parties are unable to agree upon an equitable modification within 15 days after such 30-day period has expired, then either party shall be entitled to serve 30 days’ notice of termination on the other party with respect to only such Affected Performance. If the Affected Performance is continuing upon the expiration of such 30-day notice period the portion of this Agreement relating to the Affected Performance shall automatically terminate. The remaining portion of the Agreement that does not involve the Affected Performance shall continue in full force and effect. In such event FIS shall be entitled to be paid for that portion of the Affected Performance for which it has completed or is in the process of completing through the termination date.
     8.2 The parties agree that timely and accurate submission of input and output is essential to satisfactory performance under this Agreement. FIS’s time of performance shall be enlarged and its failure to perform shall be excused, if and to the extent reasonably necessary, in the event that: (a) Client fails to submit input data in the prescribed form, (b) an act of God, malfunction of any equipment or other cause beyond the control of FIS prevents timely data processing hereunder, (c) special requests by Client or any governmental agency authorized to regulate or supervise Client impact FIS’s normal processing schedule; or (d) if Client fails to provide any equipment, software, premises or performance required of it under this Agreement and the same is necessary for FIS’s performance hereunder (each hereinafter a “Performance Delay Event”). If there is a Performance Delay Event, FIS will promptly notify Client of the estimated impact of the Performance Delay Event on its processing schedule, if any.
     8.3 FIS’ total liability to Client {****}. Neither party shall be liable to the other for any indirect, incidental, consequential, special, delay or punitive damages whatsoever (including but not limited to, damages for loss of business profits or revenue, business interruption, loss of information, or other pecuniary loss), irrespective of the form of action or even if the other party knew of or was advised of the possibility of such damage.
9. Indemnification
     9.1 Client shall indemnify, defend, and hold harmless FIS and its officers, employees, directors, agents, affiliates and shareholders, in their individual capacities or otherwise, from and against any and all losses, claims, demands, penalties, actions, causes of action, suits, obligations, liabilities, damages, delays, costs or expenses, including reasonable attorney’s fees (collectively, “Losses”) asserted by a third party that result from, relate to, arise out of, or are incurred in connection with: {****}
     9.2 FIS shall indemnify, defend and hold harmless Client, and its officers, employees, directors, agents and shareholders, in their individual capacities or otherwise, from and against any and all Losses asserted by a third party that result from, relate to, arise out of, or are incurred in connection with: {****}
     9.3 The obligation to provide indemnification under this section is contingent upon: (i) the indemnified party promptly notifying the indemnifying party in writing of any claim; (ii) the indemnifying party having sole control over the defense and settlement of the claim; (iii) the indemnified party reasonably cooperating during defense and settlement efforts; and (iv) the claim not arising, in whole or in part, out of the action or inaction of the indemnified party.
     9.4 Except in the case of material breach by a party to whom the obligation of indemnification would otherwise be owed, the obligations to provide indemnification under this section 9 shall survive termination of this Agreement for a period of four (4) years for all claims other than those relating to registered patent and/or trademark infringement, which shall survive for a period of six (6) years after termination.
10 Termination and Additional Remedies.
     10.1 In addition to any other remedies, either party may terminate this Agreement or a Service provided hereunder on thirty (30) days advance written notice if the other party: (i) fails to cure a material breach within thirty (30) days of receiving written notice to do so; (ii) is the subject of a dissolution, reorganization, insolvency or bankruptcy action that is not dismissed within forty-five (45) days of being filed; (iii) suffers the appointment of a receiver, conservator or trustee; (iv) commits any act related to the Service with the intent to defraud the other party; or (v) discontinues performance under the Agreement because of a binding order of a court or regulatory body. If a breach cannot reasonably be cured within thirty (30) days, the non-breaching party may not terminate the Agreement so long as the breaching party promptly commences work and completes correction within ninety (90) days of receiving written notice of the breach.
          10.1.1 If the breach is for FIS breach of obligations relating to confidentiality or data security, which in the reasonable judgment of Client, materially and adversely affect Client, FIS shall cure such breach within ten (10) days after such notice. If FIS does not cure such breach by such date, or is not working diligently in good faith to cure such breach where a breach cannot reasonably be expected to be cured within ten (10) days, Client may, at its sole option, elect to terminate this Agreement by giving written notice of such election to FIS (the date said notice is sent is the “Client Termination Date”). In such case, within thirty (30) days after the Client Termination Date, FIS shall pay Client’s direct out-of-pocket damages, actually incurred. Client shall have no additional financial obligation to FIS after the Client Termination Date provided that Client other than payments owing to FIS through the Client Termination Date
     10.2 Due to the likelihood of irreparable injury, each party shall be entitled to seek an injunction against the other for any breach of confidentiality, indemnification and intellectual property obligations. If an Addendum is terminated by FIS prior to the end of its term pursuant to the terms of the Agreement, or if Client terminates the Agreement or an Addendum prior to the end of its term (except as otherwise permitted hereunder), Client shall pay FIS, in addition to any other amounts owed, liquidated damages (“Services Liquidated Damages”) equal to: {****}. Client shall not be entitled to a refund of any pre-paid amounts. If termination of the Agreement or an Addendum occurs prior to the providing of any such Services, then the amount due under subsection (i) above will be calculated using the minimum monthly amount due for each such Service, if any, or the estimated monthly charge (as set forth in the pricing attachment) that FIS would have reasonably expected to receive.
     10.3 In the event FIS breaches the terms of this Agreement by failing to perform the Item Processing Services such that transaction files are {****} Client has the option to terminate the Item Processing Service and convert to another Item Processing provider without incurring Services Liquidated Damages.
     10.4 In the event FIS breaches the terms of this Agreement by failing to perform the Print and Render Services such that requested statements are not mailed {****} Client has the option to terminate the Print and Render Service without incurring Services Liquidated Damages.
     10.5 If this Agreement expires, or if Client terminates by virtue of FIS’s breach, upon Client’s request, FIS agrees to provide to Client, at no additional cost or expense to Client, copies of Client’s data files, records and programs on magnetic media.
     10.6 Upon termination, Client shall also pay a reasonable deconversion fee that covers FIS’ time and resources spent in the coordination of the deconversion, conference calls, information exchange and removing of all programs from FIS as well as the direct and ancillary costs and expenses incurred by FIS. FIS shall use reasonable efforts to minimize any deconversion fees, but in no event shall the amount due for deconversion fees and related expenses be less than {****} or exceed {****}.
11. Transitional Cooperation.
          After notice of termination and prior to the Termination Date, or for six months prior to the Expiration Date, FIS agrees that:
     11.1 Transition. Provided that FIS has not terminated this Agreement for a Client default, FIS will give its cooperation and support to Client to transition to whatever method of item processing Client may select.
     11.2 Additional Support. Client shall have the option, exercisable within 90 days of delivery of a termination notice by either party, to request up to 90 days of additional technical support from FIS subsequent to the applicable termination date. Client will pay for such support at FIS’s then-current hourly rates.

12. Backup, Storage, Files and Programs.
[intentionally omitted]
13. Effective Planning and Communication.
     13.1 Audit Conference. FIS will cooperate fully with Client or its designee in connection with Client’s audit functions or with regard to examinations by regulatory authorities as such audit or examination relates to the Services. Client acknowledges that FIS is not responsible for providing audit services or for auditing Client’s records or data. Following any such audit or examination, Client will conduct (in the case of an internal audit), or instruct its external auditors or examiners to conduct an exit conference with FIS and, at such time, and as soon as available thereafter, to provide FIS with a copy of the applicable portions of each report regarding FIS or FIS’s Services (whether draft or final) prepared as a result of such audit or examination. Client also agrees to provide and to instruct its external auditors to provide FIS, a copy of the portions of each written report containing comments concerning FIS or the Services performed by FIS pursuant to this Agreement. Client agrees that any audit or examination shall be conducted in a manner which does not unreasonably delay, disrupt or interfere with FIS’s delivery of the Services to Client or the delivery by FIS of services to its other customers. Furthermore, Client shall reimburse any reasonable costs incurred by FIS as a result of FIS’s cooperation with Client’s auditors or examiners, and FIS shall notify Client as soon as reasonably possible if FIS anticipates incurring any additional costs due to cooperation with auditors or examiners.
     13.2 Relationship Management. In furtherance of the relationship established by this Agreement and the objectives of this Section 13, the parties shall each appoint one or more relationship managers (each a “Manager”) to oversee and supervise their relationship under this Agreement. The parties may change the person appointed as their Manager(s) at any time, upon written notice to the other party. The Managers will speak on a regular and frequent basis. The Managers will, during the first year of the Term, meet at Client’s facilities on at least a monthly basis and, during the remainder of the Term, meet at Client’s facilities no less than once every quarter, unless the Managers for both parties agree a meeting is not necessary. The purpose of conversations and meetings will be to discuss and identify any potential sources of misunderstanding that may have arisen with respect to this Agreement and the relationship between the parties.
     In the event that any problems are identified, the Managers will attempt to resolve any issues together. At such time as both Managers agree that a problem has not been resolved and may lead to a dispute, the Managers will advise their respective managements and arrange a meeting between appropriate representatives of each party for the purpose of attempting to resolve the issue. If any such informal attempts to resolve the dispute prove to be unsuccessful, the parties may resort to the formal Dispute Resolution Procedure set forth below of this Agreement.
     Once any problem has been resolved, the Managers will prepare a joint written report and submit the report to their Management with a clear explanation of the problem, as well as the resolution.
     13.3 Formal Dispute Resolution Procedures. In the event a formal dispute arises between FIS and Client with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement, other than disputes regarding a party’s compliance with the confidentiality provisions of this Agreement, the parties shall, prior to terminating this Agreement, attempt in good faith to resolve any such dispute as set forth in this Section.
               (a) Claims Procedures. If any party shall have any dispute with respect to the terms and conditions of this Agreement, or any subject matter referred to in or governed by this Agreement, that party through its Manager shall provide written notification to the Manager of other party in the form of a claim identifying the issue or amount disputed and including a detailed reason for the claim. The party against whom the claim is made shall respond, in writing, to the claim within 14 days from the date of receipt of the claim document. The party filing the claim shall have an additional 14 days after the receipt of the response to either accept the resolution offered by the other party or may, at its option and its sole and absolute discretion, choose to request implementation of the procedures set forth below (the “Escalation Procedures”). Neither party, however, shall have any obligation to elect to proceed with Escalation Procedures if it is dissatisfied with the response to the claim it has submitted.
               (b) Escalation Procedures. If the negotiations conducted pursuant to the Claims Procedures set forth above do not lead to resolution of the underlying dispute or claim to the satisfaction of the party that made the claim, then that party may, at its option and in its sole and absolute discretion, notify the other in writing that it desires to elevate the dispute or claim to a higher level of authority within FIS’s organization and within Client’s organization for resolution. Upon receipt by the other party of such written notice, the dispute or claim shall be so elevated and such higher level authorities shall negotiate in good faith and each use their reasonable best efforts to resolve the dispute or claim. The location, format, frequency, duration and conclusion of these elevated discussions shall be left to the discretion of the representatives involved. Upon agreement, the representatives may utilize other alternative dispute resolution procedures to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement which shall not be admissible in any subsequent proceedings between the parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations may, if otherwise admissible, be admitted in evidence in such subsequent proceeding.
     13.4 Strategic Planning Meetings. FIS and Client executive management shall meet once a year at a mutually agreed upon time and at a mutually agreed upon location to discuss strategic initiatives being undertaken by each party.
14. Payment and Billing.
     14.1 Client agrees to pay FIS for the Services as set forth in the Attachment 1, promptly upon receipt of invoices prepared and delivered to Client. All processing fees shall be payable on the first day of each month, for Services to be rendered during that month. Any pass-through costs or fees shall be reflected in the next monthly invoice. Laser printer usage fees, for the FIS printers in place on the Effective Date will be the responsibility of FIS. Laser printer usage fees for any new printers implemented after the Effective Date will be mutually agreed upon by the parties and memorialized in an amendment to this Agreement.
     14.2 Any amount not received by the later of the 30th day after Client’s receipt of an invoice or the date payment is due, shall be subject to interest on the balance overdue at a rate equal to the lesser of: (i) the prime rate plus 2% per annum as announced from time to time by the Bank of America or its successor or (ii) 12% , in each case, for the number of days from the payment due date up to and including the date payment is actually made by Client (calculated on the basis of the actual days in the applicable calendar year).
     14.3 Should Client dispute in good faith all or any portion of the amount due on any invoice or require any adjustment to an invoiced amount, Client shall notify FIS in writing, prior to the due date of that invoice, of the nature and basis of the dispute and/or adjustment as soon as possible. The parties each shall use reasonable best efforts to resolve the dispute prior to the payment due date. If the parties, however, are unable to resolve the dispute prior to the payment due date, Client shall nevertheless pay any undisputed amounts to FIS by the due date.
15. No Interference with Contractual Relationship.
          Client warrants that, as of the Effective Date, it is not subject to any contractual obligation that would prevent Client from entering into this Agreement, and that FIS’s offer to provide the Services in no way caused or induced Client to breach any contractual obligation.

16. No Waiver of Default.
          The failure of either party to exercise any right under this Agreement shall not constitute a waiver of the rights granted herein to that party.
17. Fee Adjustments Related to Merger or Acquisition or Changed Services.
     17.1 Merger or Acquisition. Upon written request by Client, FIS will process additional data resulting from any merger or acquisition involving Client; subject to Client’s payment of additional fees, and subject to mutual agreement on the fees, if any, applicable to related conversion and testing services, provided however, {****}.
     17.2 Increases Based on Changes in Services. In accordance with this Agreement, Client and FIS will meet regularly to assess hardware capacity requirements, staffing requirements, significant increases in volume-related services, changes in or additions to Client-Provided Software, and various requests for additional services as Client may make from time to time. Any such changes will be mutually agreed upon by FIS and Client prior to any of them being implemented.
18. Assignment.
          Neither party hereto shall assign, subcontract, or otherwise convey or delegate its rights or duties hereunder to any other party except as to Client for any of Client’s 50% or more owned or controlled subsidiaries, companies, or its holding company, if any, without the prior written consent of the other party to this Agreement, which consent shall provide that it is subject to all the terms and conditions of this Agreement and in such case, such consent shall not be unreasonably withheld. No such consent shall be required in the event of a merger, consolidation, sale of substantially all of the assets, or any other change of control of either party hereto, in which event, this Agreement shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest.
19. Governing Law/Forum Selection/Arbitration.
     19.1 Governing Law/Forum Selection. This Agreement shall be interpreted, construed, governed and enforced in accordance with the laws {****}, excluding any provisions regarding conflicts of law.
     19.2 Arbitration Procedures. Any claim, controversy or dispute between the parties with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement, other than disputes regarding a party’s compliance with the confidentiality provisions of this Agreement (which either party may present to a court of competent jurisdiction), that has not been resolved through informal methods set forth in this Agreement shall be resolved through binding arbitration of the issue in accordance with the following procedures. The election of arbitration as the sole ultimate remedy for dispute resolution, however, shall not limit the ability of either party to send notices of termination or otherwise exercise their rights of termination set forth in this Agreement.
               (a) Either party may request arbitration by giving the other involved party written notice to such effect, which notice shall describe, in reasonable detail, the nature of the dispute, controversy or claim. Such arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association, 1939 Rhode Island Avenue, N.W., Suite 509, Washington, D.C. 20036 (“AAA”), as amended by this Agreement and conducted in English.
               (b) Upon either party’s request for arbitration, an arbitrator shall be selected by mutual agreement of the parties to hear the dispute in accordance with AAA rules. If the parties are unable to agree upon an arbitrator, then either party may request that the AAA select an arbitrator and such arbitrator shall hear the dispute in accordance with AAA rules. For disputes amounting to US $1,000,000 or more, a panel of three arbitrators shall be selected to hear the dispute. In such case, each party shall select one arbitrator who shall be unaffiliated with such party, and the two arbitrators shall select a third arbitrator. If the two arbitrators are unable to agree upon a third arbitrator, the AAA will select the third arbitrator. In the case of a three-arbitrator panel, the decision of a majority shall control {****}
               (c) Each of the parties shall bear its own fees, costs and expenses of the arbitration and its own legal expenses, attorneys’ fees and costs of all experts and witnesses. Unless the award provides otherwise, the fees and expenses of the arbitration procedures, including the fees of the arbitrator or arbitrators, will be shared equally by the involved parties. At such time as the dispute is resolved, interest at a rate equal to the lesser of (i) the prime rate plus 2% per annum as announced from time to time by the Bank of America or its successor or (ii) 12% (as calculated on the basis of the actual days in the applicable calendar year) for the period of dispute shall be paid to the party entitled to receive the disputed monies to compensate for the lapsed time between the date such disputed amount originally was to have been paid (or was paid) through the date monies are paid (or credited) in settlement of the dispute.
               (d) Any award rendered pursuant to such arbitration shall be final, conclusive and binding upon the parties, and any judgment thereon may be entered and enforced in any court of competent jurisdiction.
20. Taxes.
          All charges and fees to be paid by Client under this Agreement are exclusive of any applicable withholding, sales, use, value added, excise, services or other United States or foreign tax which may be assessed on the provision of the Services. In the event that a withholding, sales, use, value added, excise, value added, services or other United States or foreign tax is assessed on the provision of any of the Services provided to Client under this Agreement, Client will pay directly, reimburse or indemnify FIS for such taxes, as well as any applicable interest, penalties and other FIS fees and expenses. The parties will cooperate with each other in determining the extent to which any tax is due and owing under the circumstances, and shall provide and make available to each other any resale certificates, information regarding out-of-state or country use of materials, services or sale, and other exemption certificates or information reasonably requested by either party.
21. Independent Contractor.
          It is agreed that FIS is an independent contractor and that:
     21.1 Client Supervisory Powers. Client has no power to supervise, give directions or otherwise regulate FIS’s operations or its employees, except as herein provided for security of Client’s data and detection of errors in processing.
     21.2 FIS’s Employees. Persons who process Client’s data are employees or subcontractors of FIS and FIS shall be solely responsible for payment of compensation to such personnel.
     21.3 FIS as an Agent. FIS is not an agent of Client and has no authority to represent Client as to any matters, except as expressly authorized herein.
22. Intentionally Omitted
23. Notices.
          All notices, requests and demands, other than routine operational communications under this Agreement, shall be in writing, shall be mailed, sent by telecopier, sent via overnight delivery, or personally delivered to the other party at the address set forth below, or such other address as subsequently shall be given by either party to the other in writing; and shall be deemed effective upon personal delivery to the other party or three (3) days after mailing if mailed with sufficient postage and properly addressed. Notice of changes of address, if any, shall be given in like manner.

If to FIS:		FIS Information Services, Inc.
601 Riverside Ave
Jacksonville, FL 32204
Attn.:

With a copy to:	FIS Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
	Attn.:	General Counsel

If to Client:		Independent Bank Corp.
288 Union Street
Rockland, Massachusetts 02370
	Attn.:	Denis K. Sheahan
Chief Financial Officer

With a copy to:	Independent Bank Corp.
288 Union Street
Rockland, Massachusetts 02370
	Attn.:	Edward H. Seksay
General Counsel
24. Covenant of Good Faith.
          FIS and Client agree that, in their respective dealings arising out of or related to this Agreement, they shall act fairly and in good faith.
25 Licenses and Permits and Compliance with Laws.
               (a) Licenses and Permits. FIS and Client shall each secure and maintain in force all licenses and permits required of it and its employees in the performance of its respective obligations under this Agreement, and shall conduct its business in full compliance with all laws, ordinances and regulations applicable to its business or applicable to the other party’s business to the extent that the other party has notified FIS or Client, as the case may be, of the specific laws, ordinances or regulations with which the other party must comply.
               (b) Compliance with Laws. FIS and Client shall each shall comply, at its own expense, with the provisions of all applicable laws and regulations which may be applicable to each party in the performance of their respective obligations under this Agreement.
26 Authorization and Effect.
               (a) The execution and delivery by FIS of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of FIS. This Agreement has been duly executed and delivered by FIS and, assuming the due execution and delivery of this Agreement by Client, constitutes a valid and binding obligation of FIS, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditor’s rights generally, and subject to the qualification that general equitable principles may limit the enforcement of certain remedies, including the remedy of specific performance.
               (b) The execution and delivery by Client of this Agreement and the fulfillment of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of Client. This Agreement has been duly executed and delivered by Client and, assuming the due execution and delivery of this Agreement by FIS, constitutes a valid and binding obligation of Client, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditor’s rights generally, and subject to the qualification that general equitable principles may limit the enforcement of certain remedies, including the remedy of specific performance.
27 Business Practices. Neither Client or any of Client’s directors, officers, agents, employees or other persons associated with or acting on behalf of Client has made or given any payments or inducements, directly or indirectly, to any Government officials in the jurisdictions in which Client conducts business in connection with any opportunity, agreement, license, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of Client, except for such payments or inducements as were lawful under the written laws, rules and regulations of such jurisdictions. Neither Client nor any of Client’s directors, officers, agents, employees or other persons associated with or acting on behalf of Client: (a) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any Government official or employee from corporate funds; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (d) made any bribe, unlawful rebate, pay off, influence payment, kickback or other unlawful payment in connection with the business of Client.
28 Warranties Each party represents and warrants to the other that they shall perform their respective obligations under this Agreement, in a professional and workmanlike manner. FIS warrants to Client that FIS possesses the qualified personnel and any necessary equipment that are necessary to perform its obligations under this Agreement. FIS agrees that the services performed pursuant to this Agreement shall be performed by FIS’ employees or the employees of a corporation owned and controlled by FIS, an independent contractor, that has in place technology and procedures that are no less restrictive than those implemented by FIS. FIS shall not use the services of another company or an independent contractor to perform the services to be performed pursuant to this Agreement.
     28.1 No Additional Representations or Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, FIS IS MAKING NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND CLIENT AGREES THAT ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES THAT ARE NOT PROVIDED IN THIS AGREEMENT ARE HEREBY EXCLUDED AND DISCLAIMED.
29. Insurance.
          A schedule of FIS’s current insurance coverage is shown in Exhibit C. FIS agrees to maintain such insurance, or similar insurance, in force throughout the Term.
30. Entire Agreement.
          This Agreement and the Attachment and any Exhibits hereto contain the entire agreement of the parties and supersedes all prior agreements whether written or oral with respect to the subject matter hereof. Expiration or termination of any part of this Agreement shall terminate the entire Agreement except for any portion hereof which expressly remains in force and in effect notwithstanding such termination or expiration. Modification or amendment of this Agreement or any part thereof may be made only by written instrument executed by both parties.
31. Section Titles.
          Section titles as to the subject matter of particular sections herein are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections to which they refer.

32. Counterparts.
          This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
33. Financial Statements.
          Annually, each party to this Agreement will provide to the other party a copy of its annual financial statements.
34. Publicity. Neither party shall issue any press releases, or make any other announcements to the public at large (outside their bank or company), regarding this Agreement without the other party’s prior written consent and approval, such consent or approval not to be unreasonably withheld by either party. Neither FIS nor Client shall use the name and/or logo of the other party(s) or such other party’s parent company, nor shall either party disclose the existing relationship to its present and potential customers or to other third parties without the other party’s prior written consent, such consent not to be unreasonably withheld by either party, unless this information is common market knowledge. This limitation, however, shall not preclude either party from disclosing their business relationship and/or the Agreement, as may be required or advisable, to any federal, state, or local regulatory authorities, in accordance with Securities and Exchange Commission rules and regulations, or as otherwise may be required by law, subject to each party’s confidentiality obligations.
35 Vendor Management. FIS agrees to use all reasonable efforts to comply in a timely and thorough manner with all applicable requirements of Client’s Vendor Management Program. Client will advise FIS in writing when Client makes any changes to Client’s Vendor Management Program. In connection with FIS’s obligations regarding Client’s Vendor Management Program, FIS will have an annual “SAS 70 Type II” audit by an independent, nationally recognized accounting or consulting firm. Such audit shall be conducted at FIS’s expense. FIS shall provide Client with a copy of the related “Service Audit Report” promptly after receipt by FIS of such audit report. The SAS 70 “Service Audit Report” shall contain FIS’s management’s response to the exception comments, together with appropriate target dates for completion of required changes.

INFORMATION TECHNOLOGY SERVICES AGREEMENT
This Information Technology Services Agreement (“Agreement”) dated as of June 30, 2010 (“Effective Date”) is by and between Fidelity Information Services, Inc., an Arkansas corporation with offices located at 601 Riverside Avenue, Jacksonville, Florida 32204 (together with its subsidiaries and affiliates, “FIS”), and Independent Bank Corp. with offices located at 288 Union Street, Rockland, MA, 02370 (“Client”).
The parties have agreed to certain General Terms and Conditions attached hereto (“General Terms”) and each addendum identified below and attached hereto (each an “Addendum”). Each such Addendum shall incorporate the applicable pricing attachment and/or exhibit, or schedule as may be agreed to by the parties from time to time.
          ☑     GENERAL TERMS AND CONDITIONS
          ☑     ITEM PROCESSING AND OTHER SERVICES (INCLUDING PRINT AND RENDER)
IN WITNESS WHEREOF, the parties have caused their duly authorized officers or representatives to execute and deliver this Agreement as a legally binding obligation of such party.

INDEPENDENT BANK CORP.	FIDELITY INFORMATION SERVICES, INC.
On behalf of itself and the subsidiaries and affiliates specified in any Addenda hereto

Signature	Signature

Denis Sheahan

Name (printed)	Name (printed)

Chief Financial Officer

Title	Authorized Signatory

Date Signed	Date Signed

Settlement Account Number

Transit and Routing Number of Settlement Account

GENERAL TERMS AND CONDITIONS

1. Introduction. These general terms and conditions (“General Terms”) together with the Item Processing and other Services Agreement and each Addendum, now or hereafter attached to the Agreement (as defined herein), are a part of the Information Technology Services Agreement (the “Agreement”) between Independent Bank Corp. of Rockland, MA (“Client”) and Fidelity Information Services, Inc., (together with its subsidiaries and affiliates, “FIS”). The pricing attachment(s) related to each Addendum are incorporated into and made a part of the Agreement.
2. Services. If a fully executed Addendum or other Service Agreement describes the provision of a service (“Service”) by FIS, the following subsections apply:
     2.1 The “Commencement Date” of a Service is the earlier of: (i) the date the Service is first installed and available for Client’s use in production; (ii) Client’s first production use of the Service; or (iii) the commencement date agreed upon by the parties in writing. In the event that there is a dispute over the Commencement Date and the parties are unable to mutually agree upon a Commencement Date after reasonable discussion, the Commencement Date shall be deemed to be the three (3) month anniversary of the Effective Date of the Addendum for that Service. If commencement of a Service is delayed for more than ninety (90) days after the Effective Date of the Addendum (or sixty (60) days after the agreed upon Commencement Date for a denovo client) for any reason beyond FIS’ control, FIS may suspend delivery of the Service and Client shall pay any one-time fees and minimum fees through the balance of the Addendum’s term. Commencement may be rescheduled to a mutually agreed date upon request.
     2.2 FIS shall be the exclusive provider of each Service, and Client shall use each Service solely in accordance with FIS’ then current standard user operating instructions and requirements (“Specifications”).
     2.3 If Client pays all applicable fees when due, FIS shall: (i) provide Client and Client’s U.S. customers (“Customers”) with access to and use of the Service in accordance with the Specifications; (ii) provide Client with standard reporting, if any, associated with usage of the Service; and (iii) perform the Service in compliance with all federal laws and regulations applicable to third party providers of that Service.
     2.4 Client shall: (i) provide Customer information to FIS in accordance, and otherwise comply, with the Specifications; (ii) assume all risk and liability associated with transactions, including any risk of counterfeit, charged-back or fraudulent transactions; (iii) comply with all applicable rules, regulations and laws associated with use of a Service, including those relating to usury, truth-in-lending, fair credit reporting, equal credit opportunity, automated clearing house transfers, networks associations, electronic funds transfer, privacy and direct marketing (“Laws”), regardless of whether Client uses any forms or other Materials supplied by FIS; and (iv) provide FIS with notice of any changes in applicable Law that impact the Service. Any modification in a Service necessitated by a change in Laws shall be paid for by Client. However, FIS shall endeavor to distribute the cost of such changes among all FIS clients impacted.
     2.5 When applicable, Client shall be solely responsible for the transmission of any information, data, records or documents (collectively, “Data”) necessary for FIS to perform a Service at Client’s expense, and shall bear any risk of loss resulting from that transmission until FIS confirms receipt. FIS shall bear the risk of loss resulting from Data transmitted to Client until Client confirms receipt. If Client directs FIS to disclose Data to a third party, Client shall provide FIS with written authorization to do so and bear any risk of loss or liability associated with that disclosure. In addition, FIS shall be held harmless from any claim resulting from the third party’s use of that Data, and may, in its discretion, require the third party to enter into a written agreement with FIS governing disclosure of that Data.
     2.6 In accordance with FFIEC business continuity guidelines, FIS has put in place a disaster recovery plan designed to minimize the risks associated with a disaster affecting FIS’ ability to provide the Services under the Agreement. FIS’ recovery time objective (RTO) under such plan is seventy-two (72) hours from the time FIS declares a disaster. FIS will maintain adequate backup procedures in order to recover Client’s Data to the point of the last available good backup, with a recovery point objective (RPO) of twenty-four (24) hours, depending on the availability of data. FIS will test its disaster recovery plan annually. Upon request, FIS will provide a summary of its disaster recovery plan and test results, excluding any proprietary information or NPI. Client authorizes FIS to provide Client’s Data to external suppliers in order to test and prepare for disaster recovery, as well as provide replacement services in the event of a disaster. Client is responsible for adopting a disaster recovery plan relating to disasters affecting Client’s facilities and for securing business interruption insurance or other insurance necessary for Client’s protection.
     2.7 FIS may change features, functions, and attributes of a Service from time to time so long as those changes do not have a material adverse impact on the performance of the Service. If Client requests a change to a Service, the parties shall negotiate the terms for such change, which terms will be set forth in a mutually agreed upon statement of work (“SOW”).
     2.8 Upon termination of the Agreement or an Addendum, FIS shall cooperate in the transition of the Services to Client or a replacement service provider and, if requested by Client, perform ancillary services for the applicable fees. However, no master files, transaction data, test data, record layouts or other similar information shall be provided by FIS until: (i) Client and, if applicable, the replacement service provider, have executed FIS’ deconversion confidentiality agreement; (ii) Client has fully paid all outstanding amounts; (iii) Client has made a reasonable deposit or completely prepaid FIS’ fees for deconversion assistance; and (iv) the parties mutually agree on a date for deconversion that is at least one hundred eighty (180) days following FIS’ receipt of Client’s notice of deconversion. If the one hundred eighty (180) day period ends between the third week of November and the third week of January, the time period for completing deconversion may be extended until the first week of February. In addition, upon termination of the Agreement, FIS may, at Client’s request and expense, continue to provide the corresponding Service(s) until the deconversion is completed, provided the parties agree to such continuation in writing.
     2.9 {****}.
     2.10 {****}.
3. Third Party Services. If an Addendum describes the provision of a third party product or service (“Third Party Service”), the following subsections also apply:
     3.1 With respect to each Third Party Service, FIS shall: (i) provide Client with the applicable standard reporting; (ii) bill Client for use; and (iii) provide Level One Customer Care (as defined below) to Customers. Client acknowledges that FIS is not the provider of any Third Party Service, and Client shall, if required by FIS, enter into a separate agreement for the Third Party Service directly with the applicable provider. In its provision of “Level One Customer Care”, FIS will: (i) handle incoming Customer calls regarding a Third Party Service, (ii) gather information to identify the issue, (iii) respond to basic Customer questions; and (iv) if necessary, refer issues requiring further analysis or troubleshooting to the Third Party Service provider for additional Customer support.
     3.2 FIS makes no warranties or representations of any kind regarding the correctness, accuracy, completeness, merchantability or fitness of any Third Party Service or any associated data, information or system. FIS will pass through to Client end-user warranties to the extent received by FIS from Third Party Service providers.
     3.3 If a Third Party Services Addendum is terminated by FIS prior to the end of its term pursuant to the terms of the Agreement or if Client terminates the Agreement or a Third Party Services Addendum prior to the end of its term (except as otherwise permitted hereunder), Client shall pay FIS, in addition to any other amounts owed, an amount equal to the Services Liquidated Damages for Third Party Services, unless otherwise set forth in any Addendum. Client shall not be entitled to a refund of any pre-paid amounts.
4. Use of Services. Client agrees that, except as otherwise permitted in the Agreement or in writing by FIS, Client will use the Service only for its own internal business purposes to service its bona fide Customers and will not sell or otherwise provide, directly or indirectly, any of the Service, Third Party Service, Software or any portion thereof to any third party. “Software” shall mean, individually or collectively, any software and/or interfaces as may be licensed to Client by FIS or its affiliates pursuant to a Software License and Maintenance Addendum to the Agreement. Client agrees that FIS may use all suggestions for improvement and comments regarding the Service, Third Party Service, or Software that are furnished by Client to FIS in connection with the Agreement, without accounting or reservation. Unless and except to the extent that FIS has agreed to provide Client support services for Client, Client shall be responsible for handling all inquiries of its Customers relating to the Service.
5. Materials. As a convenience, FIS may provide Client with sample forms, procedures, scripts, marketing materials or other similar information (collectively, “Materials”). Client shall have a license to use those Materials, if any, solely for its own internal use during the term of the related Addendum and solely in a manner that is consistent with the Specifications. Client’s license to use the Materials shall expire immediately upon termination of the Agreement or the related Addendum. Client is responsible for its use of Materials and bears sole liability for any such use.
6. Training. FIS shall provide Client with training in the use and implementation of Services, Third Party Services, and/or Software as described in the Agreement. Unless otherwise specifically set forth in an Addendum or its attachments, FIS shall provide training at FIS’ then current rates, plus travel expenses (if applicable), on mutually agreeable dates and times. At Client’s expense, FIS may offer training sessions on-line or at an FIS or Client location.
7. Fees and Other Charges.
     7.1 Client shall pay all fees and charges set forth in the pricing attachment(s) to the Addendum(a). Fifty percent (50%) of the one-time fees shall be paid upon execution of each Addendum, and the remaining fifty percent (50%) shall be paid upon the applicable Commencement Date, unless otherwise set forth in an Addendum. Recurring fees shall be paid beginning on the Commencement Date. FIS may increase any pass-through fees (e.g., postage, supplies, courier, data transmission, and telecommunications expenses), outside of its control as its cost for such items increases. FIS may adjust recurring fees annually by the Lesser of 2% or the percentage increase in the U.S. CPI-U (U.S. City Average, All Items, 1982-84=100) from December to December of two (2) preceding years. Such increase shall be effective on the first day of the month of the anniversary of the Commencement Date of an Addendum. If the CPI-U is ever discontinued or revised, FIS may in good faith select another government index as a substitute in order to obtain substantially the same result. Fees, costs and expenses owed by Client are exclusive of charges for non-standard materials, work, hardware, software or travel. Travel time, if required, will be charged at FIS’ standard hourly rates, but will not exceed eight (8) hours per day per resource.
     7.2 FIS shall electronically debit the account specified in the Agreement (“Settlement Account”) to settle: (i) any fees, charges or other amounts owed to FIS; (ii) transactions; (iii) third party assessments and fines; and (iv) any payments or deposits received from or on behalf of Customers. Client shall maintain sufficient funds in the Settlement Account to cover any amounts owed to FIS, and is solely responsible for properly applying all credits and debits made to the Settlement Account by FIS. Client shall notify FIS in writing of any change in Settlement Account information within three (3) business days of occurrence. In the event FIS does not collect amounts owed from the Settlement Account, Client must pay such amounts within thirty (30) days of the invoice date.
     7.3 Over-billing errors shall only be corrected within the twelve (12) month period immediately following occurrence. In the event of over-billing, FIS will correct the error on the next invoice by credit to Client. If Client was under-billed, FIS will add the under—billed amount to a future invoice. FIS may utilize any amounts owed to Client under the Agreement to pay or reimburse FIS for amounts owed by Client.
     7.4 All charges and fees to be paid by Client under the Agreement (including the Addenda) are exclusive of any applicable withholding, sales, use, excise, value added or other taxes. Any such taxes for which FIS is responsible to collect from Client shall be billed by FIS and paid by Client. Client agrees to reimburse or indemnify FIS for any taxes, penalties and interest assessed by any taxing authority arising out of the Agreement. FIS shall pay and hold Client harmless for any taxes on its property, income or payroll. Client agrees to hold FIS harmless for any sales, use, excise, value added or other taxes assessed by a taxing authority arising out of the Agreement. In the event of any assessment by a taxing authority, both parties agree to cooperate with each other to resolve issues in order to minimize such assessment.
8. Intellectual Property.
     8.1 Client is not acquiring a copyright, patent or other intellectual property right in any Service, Third Party Service, Software, Deliverable, Specifications or Material, or in any data, modifications, customizations, enhancements, changes or work product related thereto. "Deliverable” means any work product or other item

(whether tangible or intangible) created by FIS or provided by FIS to Client pursuant to the Services, Third Party Services, or Software, and which may be described more particularly in an Addendum, SOW, or other document signed by the parties.
     8.2 Any intellectual property rights that existed prior to the Effective Date of an Addendum shall belong solely to the party owning them at that time. Neither party shall be entitled to any copyright, trade secret or patent of the other party.
     8.3 Client shall not alter, obscure or revise any proprietary, restrictive, trademark or copyright notice included with, affixed to, or displayed in, on or by a Service, Third Party Service, Software, Deliverable or Specifications.
9. Confidentiality.
     9.1 Each party shall treat information received from the other that is designated as “confidential” at or prior to disclosure (“Confidential Information”) as strictly confidential. FIS designates all information relating to the Services, Third Party Services, Software, Deliverables, Specifications and the terms of the Agreement as its Confidential Information. Client designates non-public financial information that is personally identifiable to a Customer (referenced in the Gramm-Leach-Bliley Act of 1999 as “Non-public Personal Information” or “NPI”) as its Confidential Information.
     9.2 Each party shall: (i) restrict disclosure of the other party’s Confidential Information to employees and agents solely on a “need to know” basis in accordance with the Agreement; (ii) advise its employees and agents of their confidentiality obligations; (iii) require agents to protect and restrict the use of the other party’s Confidential Information; (iv) use the same degree of care to protect the other party’s Confidential Information as it uses to safeguard its own Confidential Information of similar importance; (v) establish procedural, physical and electronic safeguards, designed to meet the objectives of the FFIEC Interagency Guidelines, to prevent the compromise or unauthorized disclosure of Confidential Information and meet the requirements of Massachusetts data privacy laws and regulations, including Mass. G.L. c.93H, 201 C.M.R. §17 (Standards for the Protection of Personal Information of Residents of the Commonwealth) and any other Massachusetts data privacy law or regulation which may subsequently be enacted and issued, all as they may be modified from time to time; and (vi) notify the other party of any unauthorized possession or use of its Confidential Information as soon as possible following notice of that unauthorized use or possession. FIS shall promptly notify Client of any incident that has resulted or is likely to result in the misuse of NPI, and shall comply with all Laws regarding NPI that are applicable to it as a third party processor.
     9.3 Confidential Information shall remain the property of the party from or through whom it was provided. Except for NPI, neither party shall be obligated to preserve the confidentiality of any information that: (i) was previously known; (ii) is a matter of public knowledge; (iii) was or is independently developed; (iv) is released for disclosure with written consent; or (v) is received from a third party to whom it was disclosed without restriction. Disclosure of Confidential Information shall be permitted if it is: (a) required by law; (b) in connection with the tax treatment or tax structure of the Agreement; or (c) in response to a valid order of a U.S. court or other governmental body, provided the owner receives written notice and is afforded a reasonable opportunity to obtain a protective order. Upon termination of an Addendum, each party shall destroy the other party’s Confidential Information relating to that Addendum in a manner designed to preserve its confidentiality, or, at the other party’s written request and expense, return it to the disclosing party. Upon termination of the Agreement, each party shall destroy any remaining Confidential Information of the other party in the same manner or, if so requested, return it to the disclosing party at its expense.
10. Indemnification. {****}
11. Disclaimer.
     11.1 Except as otherwise specifically agreed, under no circumstances shall FIS be liable for any Losses caused, directly or indirectly, in whole or in part, by: (i) Client; (ii) a third party; (iii) use of attachments, features, or devices not authorized by the Specifications; (iv) improper or inadequate conditions at a site; (v) improper or incomplete installation not caused by FIS; (vi) equipment changes, reconfigurations, upgrades or relocations; (vii) abuse, misuse, alteration or use that is inconsistent with the terms of the Agreement or Specifications; (viii) incorrect or incomplete Data supplied by Client or its agents; (ix) software, hardware or systems not supplied by FIS; (x) a Force Majeure Event; or (xi) a failure that is not directly attributable to, or reasonably anticipated by, FIS or under FIS’ direct control. FIS shall make the final determination as to the existence and cause of any Defect or Losses.
     11.2 EXCEPT AS SPECIFICALLY AGREED IN WRITING, ALL SERVICES, THIRD PARTY SERVICES, SOFTWARE, DELIVERABLES, EQUIPMENT, AND MATERIALS ARE PROVIDED “AS IS”, AND ALL WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OR ERROR-FREE OPERATION (EVEN IF CREATED BY THE INTERNATIONAL SALE OF GOODS CONVENTION), ARE DISCLAIMED IN THEIR ENTIRETY.
12. Audits.
     12.1 Upon at least five (5) business days prior written notice, FIS, its representatives and/or vendors may visit Client’s facilities, during normal business hours, for the purpose of: (i) inspecting the location and use of Software, Deliverables and any third party software; and (ii) auditing, monitoring and ensuring compliance with the terms of the Agreement. In addition, each party shall have the right, upon reasonable prior written notice (and no more than once each year), to visit the other party’s facilities during normal business hours for the purpose of determining the adequacy of procedures for complying with its obligations relating to Confidential Information under the Agreement.
     12.2 Notice for any audit must specify the scope of the information sought and the purpose of the audit. All audits must be reasonable in scope and duration, and conducted at the expense of the auditing party. Client and its representatives may be required to sign FIS’ nondisclosure and confidentiality agreement in advance of performing any audit. FIS shall have the right to receive and comment on any report prepared by or on behalf of Client prior to that report being published or disseminated.
     12.3 In lieu of any audit relating to a Service, FIS may provide Client with a certified copy of its most recent SAS-70, AUP, Security, Disaster Recovery, PCI, GLBA, NACHA, PIN, TG3 or similar report regarding the Service, which shall be made available to Client upon request at no additional charge. The provision of such report(s) shall satisfy all of FIS’ audit obligations to Client with respect to the corresponding Service.
     12.4 FIS shall permit governmental agencies that regulate Client in connection with a Service performed by FIS to examine FIS’ books and records to the same extent as if that Service was being performed by Client on its own premises.
13. Use of Names and Trademarks. FIS may use Client’s name and logo: (i) in a general listing of users of its products and services; and (ii) as reasonably necessary to perform any Services. Other than the foregoing: (a) neither party shall use the other party’s logos, trademarks or stock exchange ticker symbol unless pre-approved in writing; and (b) the parties shall consult with each other in preparing any press release or other similar communication that mentions or implies a relationship between them.
14. Relationship. FIS is an independent contractor. Neither FIS nor any of its representatives are an employee, partner or joint venturer of Client. FIS has the sole obligation to supervise, manage and direct the performance of its obligations under the Agreement. FIS reserves the right to determine who will be assigned to perform its obligations, and to make replacements or reassignments as it deems appropriate. Each party shall be solely responsible for payment of compensation to its respective personnel, and assumes full responsibility for payment of all federal, state, local and foreign taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such personnel. Except as expressly stated in the Agreement, neither party shall be an agent of the other, nor have any authority to represent the other in any matter. To the extent that FIS engages a subcontractor, FIS shall remain solely responsible for the performance of the subcontracted work. Client shall have no recourse, and shall assert no claim, against any subcontractor of FIS.
15. Insurance. FIS shall use reasonable commercial efforts to maintain the following minimum insurance coverage and limits: (i) statutory workers’ compensation in accordance with all Federal, state, and local requirements; (ii) employer’s liability insurance with limits of coverage of $1,000,000 (a) per accident, bodily injury (including death) by accident, (b) per bodily injury (including death) by disease, and (c) per employee for bodily injury (including death) by disease as required by the state in which the Services are performed; (iii) commercial general liability with an aggregate of $2,000,000, and $1,000,000 per occurrence for bodily injury, property damage and personal injury; (iv) automobile liability insurance, including FIS-owned, leased, and non-owned vehicles with a single limit of $1,000,000; (v) property insurance, covering the hardware and other equipment used by FIS to provide the Services; (vi) errors and omissions, including technology E&O coverage, with limits of $5,000,000 per claim; (vii) umbrella (excess) liability insurance for the above-referenced comprehensive general liability and employer’s liability coverage in the amount of $5,000,000 per occurrence; and (viii) crime insurance, with coverage extended to include property of Client in the care, custody, or control of FIS, or for which FIS is legally liable, with limits of $5,000,000 per claim.
16. Termination and Additional Remedies.
     16.1 In addition to any other remedies, either party may terminate the Agreement or an Addendum on thirty (30) days advance written notice if the other party: (i) fails to cure a material breach within thirty (30) days of receiving written notice to do so; (ii) is the subject of a dissolution, reorganization, insolvency or bankruptcy action that is not dismissed within forty-five (45) days of being filed; (iii) suffers the appointment of a receiver, conservator or trustee; (iv) commits any act related to the Service with the intent to defraud the other party; or (v) discontinues performance under the Agreement because of a binding order of a court or regulatory body. If a breach cannot reasonably be cured within thirty (30) days, the non-breaching party may not terminate the Agreement so long as the breaching party promptly commences work and completes correction within ninety (90) days of receiving written notice of the breach.
     16.2 Due to the likelihood of irreparable injury, each party shall be entitled to seek an injunction against the other for any breach of confidentiality, indemnification and intellectual property obligations.
17. Export Restrictions and Unlawful Activity.
     17.1 FIS’ Confidential Information is subject to export controls under applicable law. Accordingly, Client shall: (i) remain in compliance with all requirements associated with these laws; (ii) cooperate fully with any audit related to these laws; and (iii) not utilize FIS’ Confidential Information in any country that is embargoed by the U.S. government. Client shall be solely responsible for the importation of FIS’ Confidential Information, including obtaining any approval or permit necessary for importation or use.
     17.2 Neither Client nor any of its directors, officers, agents, employees or other persons associated with or acting on its behalf: (i) have received or will receive any unlawful contribution, gift, entertainment or other payment from FIS; (ii) is a governmental entity; or (iii) is in violation of, or will violate any applicable anti-corruption or anti-bribery law. FIS shall have an irrevocable right to immediately terminate the Agreement or any other relationship with Client if this subsection is breached.
18. Miscellaneous.
     18.1 Client shall not assign, subrogate or transfer any interest, obligation or right arising out of the Agreement without prior written consent from FIS, which shall not be unreasonably withheld. Any dissolution, consolidation, merger, transfer or reorganization of a majority of the assets or stock of Client shall constitute an attempted assignment, and shall be void from its inception. Subject to the foregoing, the terms of the Agreement shall be binding upon and inure to the benefit of permitted successors and assigns.
     18.2 Any dispute, difference, controversy or claim arising out of or relating to the Agreement shall be settled by binding arbitration before a single arbitrator in Jacksonville, Florida in accordance with the Commercial Arbitration Rules (including Procedures for Large, Complex Commercial Disputes) of the American Arbitration Association. Judgment on any resulting award may be entered into by any court having jurisdiction over the parties or their respective property. The arbitrator shall decide any issues submitted in accordance with the provisions and commercial purposes of the Agreement, provided that all substantive questions of law shall be determined in accordance with the state and Federal laws applicable in Florida, without regard to internal principles relating to conflict of laws. The prevailing party in any dispute arising out of the Agreement shall be entitled to, and the arbitrator shall have jurisdiction to award, the recovery of reasonable attorneys’ fees, costs and expenses.
     18.3 All notices given in connection with the Agreement must be in writing and delivered via overnight delivery. Notices shall be delivered to the address set forth in the Agreement. Notices to FIS shall include a copy (which shall not constitute notice) to the General Counsel at the same address. Telephone communications between FIS and Client and/or Customers may be monitored or recorded without further notice in order to maintain service quality.

     18.4 FIS shall not be liable for any loss, damage or failure due to causes beyond its control, including strikes, riots, earthquakes, epidemics, terrorist actions, wars, fires, floods, weather, power failure, telecommunications outage, acts of God or other failures, interruptions or errors not directly caused by FIS (“Force Majeure Event”).
     18.5 Each party represents and warrants that it has full legal power and authority to enter into and perform its obligations without any additional consent or approval.
     18.6 The Agreement (including these General Terms, all Addenda, and the pricing attachments) together with any attachments thereto, constitute the entire agreement and understanding of the parties with respect to its subject matter. All prior agreements, understandings and representations regarding the same or similar services are superseded in their entirety. In the event of a conflict, ambiguity or contradiction in documents, the documents will take precedence over each other in accordance with the following ranking: (i) SOWs; (ii) exhibits and attachments; (iii) Addenda; (iv) Specifications; and (v) these General Terms. The Agreement may only be modified by a written document signed by both parties. The parties do not intend, nor shall there be, any third party beneficiary rights.
     18.7 No waiver of any provisions of the Agreement and no consent to any default under the Agreement shall be effective unless in writing and signed by the party against whom such waiver or consent is claimed. No course of dealing or failure to strictly enforce any provision of the Agreement shall be construed as a waiver of such provision for any party’s rights. Waiver by a party of any default by the other party shall not be deemed a waiver of any other default.
     18.8 If any provision of the Agreement is unenforceable in any respect under law, such enforceability shall not affect any other provision of the Agreement, and the Agreement shall be construed as if such unenforceable provision had not been included to the extent necessary to bring it within the requirements of that law. This Agreement shall not be construed more strongly against either party, regardless of who is more responsible for its preparation. The headings that appear in these General Terms are inserted for convenience only and do not limit or extend its scope.
     18.9 The Agreement shall remain in effect until the date on which the last Addendum in effect is terminated, provided, however, that termination of the Agreement or an Addendum shall not impact any right or obligation arising prior to termination, and in any event, Sections 2.9, 9, 10, and 11, as well as Subsection 18.2, of these General Terms shall survive termination of the Agreement.

EXHIBIT A
Processing Times (displayed in military time using Central Standard Time)

Requirement	Item	Time
Client Delivery	Over-the-Counter Items (Images)	{****}
	Inclearing Items (Images)	{****}

File Transmission	Over-the-Counter Transmission by FIS	{****}
	Inclearing Transmission by FIS	{****}
	Memo Posted Item File by FIS	{****}
	Statement Print Text File Transmission(s) Completed by Client	{****}
	Statement Reconciliation File Transmission(s) Completed by Client — Image Statement Only	{****}
	Exception Item File Transmission Completed by Client	{****}
	Return Item File Transmission by Client	{****}
	Miscellaneous Print File Transmission(s) Completed by Client	{****}
	Image Cash Letter Transmission by FIS	{****}

Same Day Settlement	Same Day Settlement Adjustments	{****}
	Same Day Settlement Adjustments Documentation Available nt	{****}
	Image Archive Available	{****}

Return Items	Return Item Cash Letter Available	{****}
	Large Item Return Notifications	{****}
	Large Item Return Notification Report Available	{****}

Exception Items	Exception Items Available	{****}

Print	Print Available	{****}

CD Production or Web Mobile Media Delivery	CDs or Emails distributed by FIS	{****}
Processing Times may be adjusted upon mutual agreement. The times shown are: (1) are displayed in military time using Central Standard Time; and (2) based on a Business Day. {****}.

EXHIBIT B
Service Levels

Item	Prerequisites	Service Level	Measurement
Inclearing Image Capture and Inclearing Image Correction and Balancing	{****}	{****}	{****}

Over the Counter Image Capture and Over the Counter Correction and Balancing (Shall also apply to Branch, Merchant, and Consumer Capture Services)	{****}	{****}	{****}

Image/Truncated Render	{****}	{****}	{****}

Outgoing Returns Qualified (paper or electronic)	{****}	{****}	{****}

Large Items Returns and Notification	{****}	{****}	{****}

On-line Image Archive	{****}	{****}	{****}

CD Production or Web Mobile Media Delivery	{****}	{****}	{****}

Signature Verification		{****}
{****}.

EXHIBIT C
CERTIFICATE OF LIABILITY INSURANCE
{****}

SERVICE BUREAU PROCESSING AGREEMENT
SCHEDULE OF FEES FOR CONTRACTED SERVICES
ROCKLAND TRUST COMPANY

ATTACHMENT 1	REVISED: MAY 19, 2010
Fidelity Item Processing

Monthly Processing Investment
	1 = Yes		Monthly
	or		Unit	Monthly
Description	Volume	Unit	Fee	Investment

{****}

Company Confidential / 66764	ATTACHMENT 1	Page 1 of 13

SERVICE BUREAU PROCESSING AGREEMENT
SCHEDULE OF FEES FOR CONTRACTED SERVICES
ROCKLAND TRUST COMPANY

ATTACHMENT 1	REVISED: MAY 19, 2010
Fidelity Item Processing

Monthly Processing Investment
	1 = Yes		Monthly
	or		Unit	Monthly
Description	Volume	Unit	Fee	Investment

{****}

Company Confidential / 66764	ATTACHMENT 1	Page 2 of 13

SERVICE BUREAU PROCESSING AGREEMENT
SCHEDULE OF FEES FOR CONTRACTED SERVICES
ROCKLAND TRUST COMPANY

ATTACHMENT 1	REVISED: MAY 19, 2010
Fidelity Item Processing

Monthly Processing Investment
	1 = Yes		One Time
	or		Unit	One Time
Description	Volume	Unit	Fee	Investment

{****}

Company Confidential / 66764	ATTACHMENT 1	Page 3 of 13

SERVICE BUREAU PROCESSING AGREEMENT
SCHEDULE OF FEES FOR CONTRACTED SERVICES
ROCKLAND TRUST COMPANY

ATTACHMENT 1	REVISED: MAY 19, 2010
{****}

Company Confidential / 66764	ATTACHMENT 1	Page 4 of 13

SERVICE BUREAU PROCESSING AGREEMENT
SCHEDULE OF FEES FOR CONTRACTED SERVICES
ROCKLAND TRUST COMPANY

ATTACHMENT 1	REVISED: MAY 19, 2010
Fidelity Item Processing — Ancillary Capture Products

Monthly Processing Investment
	1 = Yes		Monthly
	or		Unit	Monthly
Description	Volume	Unit	Fee	Investment

{****}

Company Confidential / 66764	ATTACHMENT 1	Page 5 of 13

SERVICE BUREAU PROCESSING AGREEMENT
SCHEDULE OF FEES FOR CONTRACTED SERVICES
ROCKLAND TRUST COMPANY

ATTACHMENT 1	REVISED: MAY 19, 2010
Fidelity Item Processing — Ancillary Capture Products

Monthly Processing Investment
	1 = Yes		Monthly
	or		Unit	Monthly
Description	Volume	Unit	Fee	Investment

{****}

Company Confidential / 66764	ATTACHMENT 1	Page 6 of 13

SERVICE BUREAU PROCESSING AGREEMENT
SCHEDULE OF FEES FOR CONTRACTED SERVICES
ROCKLAND TRUST COMPANY

ATTACHMENT 1	REVISED: MAY 19, 2010
Fidelity Item Processing — Ancillary Capture Products

One Time Investment
	1 = Yes		One Time
	or		Unit	One Time
Description	Volume	Unit	Fee	Investment

{****}

Company Confidential / 66764	ATTACHMENT 1	Page 7 of 13

SERVICE BUREAU PROCESSING AGREEMENT
SCHEDULE OF FEES FOR CONTRACTED SERVICES
ROCKLAND TRUST COMPANY

ATTACHMENT 1	REVISED: MAY 19, 2010
Fidelity Item Processing — Ancillary Capture Products

One Time Investment
	1 = Yes		One Time
	or		Unit	One Time
Description	Volume	Unit	Fee	Investment

{****}

Company Confidential / 66764	ATTACHMENT 1	Page 8 of 13

SERVICE BUREAU PROCESSING AGREEMENT
SCHEDULE OF FEES FOR CONTRACTED SERVICES
ROCKLAND TRUST COMPANY

ATTACHMENT 1	REVISED: MAY 19, 2010
Fidelity Item Processing — Ancillary Capture Products

One Time Investment
	1 = Yes		One Time
	or		Unit	One Time
Description	Volume	Unit	Fee	Investment

{****}

Company Confidential / 66764	ATTACHMENT 1	Page 9 of 13

SERVICE BUREAU PROCESSING AGREEMENT
SCHEDULE OF FEES FOR CONTRACTED SERVICES
ROCKLAND TRUST COMPANY

ATTACHMENT 1	REVISED: MAY 19, 2010
{****}

Company Confidential / 66764	ATTACHMENT 1	Page 10 of 13

SERVICE BUREAU PROCESSING AGREEMENT
SCHEDULE OF FEES FOR CONTRACTED SERVICES
ROCKLAND TRUST COMPANY

ATTACHMENT 1	REVISED: MAY 19, 2010
Fidelity Output Solutions

Monthly Processing Investment
	1 = Yes		Monthly
	or		Unit	Monthly
Description	Volume	Unit	Fee	Investment

{****}

Company Confidential / 66764	ATTACHMENT 1	Page 11 of 13

SERVICE BUREAU PROCESSING AGREEMENT
SCHEDULE OF FEES FOR CONTRACTED SERVICES
ROCKLAND TRUST COMPANY

ATTACHMENT 1	REVISED: MAY 19, 2010
Fidelity Output Solutions

One Time Investment
	1 = Yes		One Time
	or		Unit	One Time
Description	Volume	Unit	Fee	Investment

{****}

Company Confidential / 66764	ATTACHMENT 1	Page 12 of 13

SERVICE BUREAU PROCESSING AGREEMENT
SCHEDULE OF FEES FOR CONTRACTED SERVICES
ROCKLAND TRUST COMPANY

ATTACHMENT 1	REVISED: MAY 19, 2010
RECAP OF ALL INVESTMENTS

	One Time	Monthly
Description	Investment	Investment

{****}

Company Confidential / 66764	ATTACHMENT 1	Page 13 of 13